Exhibit 10.2

GLOBAL RESOURCE INVESTMENTS LTD.
7770 El Camino Real
Carlsbad, California 92009

July 16, 2007

Allied Nevada Gold Corp.
9604 Prototype Court
Reno, NV  89521

Attention:

Re:  Finder’s Fee — Allied Nevada Gold Corp. Private Placement

Further to our recent conversations, this letter agreement (the “Letter Agreement”) will confirm our discussions and, when executed, will constitute a legally binding agreement for the payment by Allied Nevada Gold Corp. (the “Company”) to Global Resource Investments Ltd. (the “Finder”) of a finder’s fee (the “Finder’s Fee”) in connection with the proposed private placement by the Company (the “U.S. Financing”) of units (the “Units”) of securities of the Company, each Unit comprised of one Share and one Common Share Purchase Warrant, in respect of persons in the United States of America introduced by the Finder to the Company, or associates or affiliates of such persons (the “U.S. Investors”).  Capitalized terms not defined herein have the meanings given them in the Subscription Agreement, as amended, (the “Subscription Agreement) of approximate even date between the Company and the Subscribers named therein.

The Finder confirms that it has introduced or will use commercially reasonable efforts to introduce potential U.S. Investors to the Company as possible funding sources.  In consideration for the Finder’s services in introducing and/or using commercially reasonable efforts to introduce U.S. Investors to the Company, the Company has agreed to pay, the Finder’s Fee to the Finder on any part of this U.S. Financing which is ultimately completed by the Company and the U.S. Investors.  The terms of the proposed U.S. Financing and Finder’s Fee are as follows:

The purchase and sale of the Units form part of a larger sale of an aggregate of 3,696,000 Units offered:

(a)                                  On a non-brokered private placement basis in the United States of America by the Company to purchasers who are U.S. Persons (or acting for the account or benefit of U.S. Persons or Persons in the United States) introduced to the Company by the Finder.

(b)                                 On a non-brokered private placement basis in Canada by the Company to purchasers who are “accredited investors” introduced to the Company by another finder; and

(c)                                  By the Company directly to certain of its directors and executive officers, without involvement by any finder.

1.                                       Financing.             The U.S. Financing will be on the terms and conditions as set out in the Subscription Agreement.

2.                                       Finder’s Fees.   Subject to the receipt of any required regulatory or other approvals, the Finder will be paid a Finder’s Fee pursuant to this Letter Agreement, equal to five percent (5%) of the gross proceeds received by the Company from the sale of the Units to U.S. Investors introduced to the Company by the Finder.  The Finder’s Fee will be paid to the Finder in cash at closing of the U.S. Financing.

3.                                       Closing.  The Finder does not have any obligations or responsibilities in respect of the U.S. Financing and the completion of the U.S. Financing is the responsibility of the Company and the U.S. Investors.  However, the Finder agrees to use its reasonable best efforts to assist the Company and the U.S. Investors with administrative matters related to Closing, including exchange and delivery of documents and subscription funds at each Closing of the Financing.  In addition, the Finder agrees that on or prior to the Closing Date, as such term is defined in the Subscription Agreement, it will execute and deliver to the Company a Certificate in substantially the form attached hereto as Exhibit A.

4.                                       No Agency.  The Company acknowledges to the Finder that:

(a)                               the Finder is not and has not acted as its agent in respect of the U.S. Financing, and the Finder’s Fee is paid as consideration only for the Finder’s services in introducing the U.S. Investors to the Company and/or using its commercially reasonable efforts to introduce U.S. Investors to the Company;

(d)                                 the Finder will be paid the Finder’s Fee by the Company upon the closing of the U.S. Financing or a portion thereof; and

(e)                                  the Finder’s Fee is payable to the Finder irrespective of any other commissions or fees which the Company may pay to any broker or other third party in respect of the U.S. Financing.

5.                                       Indemnity.  The Company agrees to indemnify the Finder in respect of the U.S. Financing, on the terms and conditions as set out in the form of Indemnity attached to this Letter Agreement, and agrees to deliver to the Finder a duly executed Indemnity concurrently with signing of this Letter Agreement.

6.                                       Governing Law.  This Letter Agreement and the payment of the Finder’s Fee shall be governed by the laws of the State of California.

7.                                       Agreement.          This Letter Agreement, including Exhibit A and Indemnity attached hereto, represents the entire agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties.  This Letter Agreement may not be amended or otherwise modified except by an instrument in writing signed by all parties hereto.

If the foregoing accurately sets out your understanding of our agreement, please sign the acknowledgement below and return a signed copy of this letter at your earliest convenience, by fax, to the Finder at (760) 943-3940.

Yours truly,

GLOBAL RESOURCE INVESTMENTS LTD.
Per:

/s/Jeffrey Howard
Jeffrey Howard, CEO

The foregoing terms are hereby acknowledged and agreed to,
this 16th day of July, 2007.

ALLIED NEVADA GOLD CORP.
Per:

/s/Scott A. Caldwell
Authorized Signatory

EXHIBIT A

ALLIED NEVADA GOLD CORP.

CERTIFICATE OF FINDER

TO:     ALLIED NEVADA GOLD CORP.

In connection with the private placement (the “U.S. Financing”) of Units consisting of Shares and Warrants of Allied Nevada Gold Corp. (the “Company”) pursuant to a Letter Agreement (the “Letter Agreement”) dated as of July 16, 2007 between the Company and Global Resource Investments Ltd. (the “Finder”), the Finder hereby certifies as follows:

(i)  The Finder is duly registered as a broker-dealer under the U.S. Securities Exchange Act of 1934, as amended, and with each state securities regulatory authority with which such registration was required in order to lawfully effect the transactions contemplated by the Letter Agreement, and is a member of and in good standing with the National Association of Securities Dealers, Inc. on the date hereof;

(ii)  neither the Finder nor its representatives or affiliates have utilized, and none of such persons will utilize, any form of general solicitation, general advertising or directed selling efforts as those terms are used or defined, as the case may be, in Regulations D and S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) in connection with the U.S. Financing, nor have they offered, nor will they offer, to sell any Units in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

(iii)  the Finder has had prior business dealings with each person introduced by the Finder to the Company in connection with the U.S. Financing, and has reasonable grounds to believe and does believe that each such offeree is an Accredited Investor (as such term is defined in Rule 501(a) under the U.S. Securities Act);

(iv)  each person introduced to the Company by the Finder and who is purchasing the Units has fully executed a Subscription Agreement in the form agreed to by the Company and the Finder; and

(v) the Finder has conducted itself with respect to the U.S. Financing in compliance with the terms of the Letter Agreement and in accordance with all applicable U.S. broker-dealer requirements.

Terms used in this certificate have the meanings given to them in the Letter Agreement and in Regulations D and S under the U.S. Securities Act, unless otherwise defined herein.

Dated as of the 16th day of July, 2007.

GLOBAL RESOURCE INVESTMENTS LTD.

By:	/s/Jeffrey Howard
Its Authorized Officer

Name:	Jeffrey Howard
(Please Print)

Title:	CEO